EXHIBIT 99.1

Oil States Adds Hallie A. Vanderhider to its Board

HOUSTON, July 16 – Oil States International, Inc. (NYSE:OIS) announced today that its Board of Directors elected Hallie A. Vanderhider as a member of its Board of Directors. Ms. Vanderhider has been appointed as a Class III Director with an initial term expiring in May 2022 and will serve on the Company's Audit Committee.

“On behalf of our Board of Directors, I’m very pleased to welcome Hallie to Oil States. Hallie brings extensive energy industry experience and skills to our Board, which will provide us with meaningful benefits as we navigate the changing energy landscape and focus on our long-term growth and success," said Cindy B. Taylor, Oil States' President and Chief Executive Officer.

About Hallie A. Vanderhider
Ms. Vanderhider is currently Managing Director with SFC Energy Partners, a private equity firm headquartered in Denver. Prior to joining SFC Energy Partners, Hallie served as Managing Partner of Catalyst Partners LLC, a merchant banking firm providing financial advisory and capital services to the energy and technology sectors. She served for ten years as President, Chief Operating Officer and member of the board of Black Stone Minerals Company, L.P., where prior to becoming President in 2007, she served as Executive Vice President and Chief Financial Officer. Prior to Black Stone, Hallie served as Chief Financial Officer for EnCap Investments. Before joining EnCap, Ms. Vanderhider served as Chief Accounting Officer of Damson Oil Corp. Ms. Vanderhider is presently a member of the Board of Directors of Noble Midstream Partners LP and EQT Corporation.

About Oil States
Oil States International, Inc. is a global oilfield products and services company serving the drilling, completion, subsea, production and infrastructure sectors of the oil and gas industry. The Company’s manufactured products include highly engineered capital equipment as well as products consumed in the drilling, well construction and production of oil and gas. The Company is also a leading researcher, developer and manufacturer of engineered solutions to connect the wellbore with the formation in oil and gas well completions. Oil States is headquartered in Houston, Texas with manufacturing and service facilities strategically located across the globe. Oil States is publicly traded on the New York Stock Exchange under the symbol “OIS”.

For more information on the Company, please visit Oil States International, Inc.’s website at www.oilstatesintl.com.

Forward Looking Statements
The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among others, the level of supply of and demand for oil and natural gas, fluctuations in the prices therefor and the cyclical nature of the oil and natural gas industry and the other risks associated with the general nature of the energy service industry discussed in the “Business” and “Risk Factors” sections of the Company’s Annual Report on Form 10‑K for the year ended December 31, 2018, Periodic Reports on Form 8‑K and Quarterly Reports on Form 10‑Q. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

Company Contacts:
Lloyd A. Hajdik
Oil States International, Inc.
Executive Vice President, Chief Financial Officer and Treasurer
713-652-0582

Patricia Gil
Oil States International, Inc.
Director, Investor Relations
713-470-4860